Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the registration statement of BIO-key International, Inc., on Form S-8 (file no. 333-137414), of our report dated March 9, 2009 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2008.

/s/ CCR LLP

Westborough, MA
March 9, 2009